As filed with the Securities and Exchange Commission on June 16, 2020
Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________________________________________________________
FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SUPER MICRO COMPUTER, INC.
  __________________________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	77-0353939
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

980 Rock Avenue
San Jose, California 95131
(408) 503-8000
(Address of principal executive offices, including zip Code)

SUPER MICRO COMPUTER, INC. 2020 EQUITY AND INCENTIVE COMPENSATION PLAN
(Full title of the plan)

  ________________________________________________________________________________________________________________________________________________

Charles Liang	Copy to:
President, Chief Executive Officer and Chairman of the Board	Alan Seem
(Principal Executive Officer)	Jones Day
Super Micro Computer, Inc.	1755 Embarcadero Road
980 Rock Avenue	Palo Alto, CA 94303
San Jose, California 95131	(650) 739-3939
(408) 503-8000
(Name, Address and Telephone Number of agent for service)

________________________________________________________________________________________________________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. □

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	6,045,000	$28.305	$171,103,725	$22,209.26

(1) Represents the number of shares of common stock, par value $0.001 per share (“Common Stock”), of Super Micro Computer, Inc. (the “Registrant”), potentially deliverable pursuant to the Super Micro Computer, Inc. 2020 Equity and Incentive Compensation Plan (the “Plan”) being registered hereon.

(2)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of Common Stock as may become deliverable pursuant to any anti-dilution provisions of the Plan.

(3)
Estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as reported on the NASDAQ Global Select Market on June 11, 2020.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.
The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Commission. The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference:

1.	The Registrant’s Annual Report on Form 10-K for the year ended June 30, 2019 (Commission File No. 001-33383), filed on December 19, 2019;

2.
The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended (i) September 30, 2019 (Commission File No. 001-33383), filed on December 20, 2019, (ii) December 31, 2019 (Commission File No. 001-33383), filed on February 7, 2020, and (iii) March 31, 2020 (Commission File No. 001-33383), filed on May 11, 2020;

3.
The Registrant’s Current Reports on Form 8-K (Commission File No. 001-33383) filed on July 2, 2019, September 9, 2019, December 20, 2019 (with respect to only Item 8.01), February 21, 2020, March 10, 2020, May 13, 2020, May 18, 2020, May 26, 2020, June 9, 2020, and June 11, 2020; and

4.
The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on March 27, 2007, including any amendment or report filed for the purpose of updating such description (Commission File No. 001-33383).

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.
Item 4.    Description of Securities.
Not applicable.
Item 5.    Interests of Named Experts and Counsel.
Not applicable.
Item 6.     Indemnification of Directors and Officers.
As permitted by the Delaware general corporation law, the Registrant’s certificate of incorporation provides that its directors will not be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law, relating to unlawful payment of dividends or unlawful stock purchase or redemption of stock; or

•	for any transaction from which the director derives an improper personal benefit.

•	As a result of this provision, the Registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

The Registrant’s certificate of incorporation and bylaws also provide for the indemnification of its directors and officers to the fullest extent authorized by the Delaware General Corporation Law. The indemnification provided under the Registrant’s certificate of incorporation and bylaws includes the right to be paid expenses in advance of any proceeding for which indemnification may be payable, provided that the payment of these expenses incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to the Registrant of an undertaking by or on behalf of the director or officer to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified.
Under the Registrant’s bylaws, the Registrant has the power to purchase and maintain insurance to the extent reasonably available on behalf of any person who is or was one of the Registrant’s directors, officers, employees or agents, or is or was serving at the Registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the persons fulfilling one of these capacities, and related expenses, whether or not the Registrant would have the power to indemnify the person against the claim under the provisions of the Delaware General Corporation Law. The Registrant intends to maintain director and officer liability insurance on behalf of its directors and officers.
Item 7.    Exemption from Registration Claimed.
Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description
4.1
Amended and Restated Certificate of Incorporation of Super Micro Computer, Inc. (incorporated by reference to Exhibit 3.3 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-138370), declared effective by the Securities and Exchange Commission on March 28, 2007)

4.2
Amended and Restated Bylaws of Super Micro Computer, Inc. (incorporated by reference to Exhibit 3.4 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-138370), declared effective by the Securities and Exchange Commission on March 28, 2007)

4.3
Specimen Stock Certificate for Shares of Common Stock of Super Micro Computer, Inc. (incorporated by reference to Exhibit 4.1 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-138370), declared effective by the Securities and Exchange Commission on March 28, 2007)

5.1	Opinion of Jones Day
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Jones Day (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this Registration Statement)
99.1
Super Micro Computer, Inc. 2020 Equity and Incentive Compensation Plan (incorporated by reference to Appendix A in the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 21, 2020)

Item 9. Undertakings.
(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, State of California, on this 16th day of June, 2020.

SUPER MICRO COMPUTER, INC.

By:	/s/ Charles Liang
Name: Charles Liang Title: President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles Liang and Kevin Bauer, and each of them, as their true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHARLES LIANG	President, Chief Executive Officer and	June 16, 2020
Charles Liang	Chairman of the Board (Principal Executive Officer)

/s/ KEVIN BAUER	Senior Vice President, Chief Financial	June 16, 2020
Kevin Bauer	Officer (Principal Financial and Accounting Officer)

/s/ SARA LIU	Director	June 16, 2020
Sara Liu

/s/ DANIEL W. FAIRFAX	Director	June 16, 2020
Daniel W. Fairfax

/s/ MICHAEL S. MCANDREWS	Director	June 16, 2020
Michael S. McAndrews

/s/ HWEI-MING (FRED) TSAI	Director	June 16, 2020
Hwei-Ming (Fred) Tsai

/s/ SARIA TSENG	Director	June 16, 2020
Saria Tseng

/s/ SHERMAN TUAN	Director	June 16, 2020
Sherman Tuan

/s/ TALLY LIU	Director	June 16, 2020
Tally Liu